Exhibit 3.3

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED

DECLARATION OF TRUST

AND TRUST AGREEMENT

OF

MLM INDEX™ FUND

This AMENDMENT ("Amendment") is made and entered into as of the 23rd day of March, 1999 by and among MOUNT LUCAS INDEX MANAGEMENT CORPORATION, a Delaware corporation, as grantor and manager (the "Manager"), WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the “Trustee”) and the Interests Holders whose signatures appear on the execution page hereof and who hold in the aggregate more than 10% of the outstanding Interests of each Series as of the date hereof (exclusive of the Interests of the Manager) (the “Signing Interest Holders”), and is made with reference to, and pursuant to the authority granted by Section 11.1 of that certain Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) dated the 31st day of August, 1998, by and among the Manager, the Trustee and the Interest Holders of the MLMIndex™ Fund (the “Trust”).  Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Trust Agreement.

WHEREAS, it is desired that the management fees to be received by the Manager be revised to reflect the management fees described in the Offering Memorandum;

NOW, THEREFORE, the parties agree as follows and the Manager and the Signing Interest Holders hereby direct the Trustee, pursuant to the Trust Agreement, to execute and deliver this Amendment:

1.             Section 4.8 shall be replaced in its entirety to read as follows:

SECTION 4.8 Compensation to the Manager.  The Manager shall receive from the relevant Series a management fee at an annual rate of one and one-quarter percent (1.25%) for the Class A-1 Unleveraged Series, one and one-half percent (1.5%) for the Class A Unleveraged Series, one-quarter percent (.25%) for the Class B-1 Unleveraged Series, one-half percent (0.5%) for the Class B Unleveraged Series, one and sixty five-one hundredths percent (1.65%) for the Class A-1 Leveraged Series, two and eight-tenths percent (2.80%) for the Class A Leveraged Series, sixty five-one hundredths percent (0.65%) for the Class B-1 Leveraged Series and one and three-tenths percent (1.3%) for the Class B Leveraged Series based upon the Net Asset Value of the relevant Series, determined and paid as of the first day of each calendar month.  The Manager shall, in its capacity as an Interest Holder, be entitled to receive allocations and distributions pursuant to the provisions of this Trust Agreement.

2.            A new Section 11.1(f) shall be added to the Trust Agreement to read in its entirety as follows:

(f)           Each amendment of this Trust Agreement shall become effective 30 days after the Manager has sent notice to all Interest Holders that the amendment has been signed by the required parties and will become effective.

3.            This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles or rules of conflicts of laws);

4.            This Amendment may be executed and delivered in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

MOUNT LUCAS INDEX MANAGEMENT CORPORATION, as Manager

By: /s/ Timothy J. Rudderow
Name: Timothy J. Rudderow
Title: President

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee

By: /s/ Amy L. Martin
Name: Amy L. Martin
Title: Financial Services Officer

AMENDMENT NO. 2 TO THE

AMENDED AND RESTATED

DECLARATION OF TRUST

AND TRUST AGREEMENT

OF

MLM INDEX™ FUND

This AMENDMENT ("Amendment") is made and entered into as of the 18th day of August, 2000 by and among MOUNT LUCAS MANAGEMENT CORPORATION, a Delaware corporation, as manager (the "Manager"), WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the “Trustee”) and the Interest Holders whose signatures appear on the execution page hereof and who hold in the aggregate more than 10% of the outstanding Interests of each Series as of the date hereof (exclusive of the Interests of the Manager) (the “Signing Interest Holders”), and is made with reference to, and pursuant to the authority granted by Section 11.1 of that certain Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) dated the 31st day of August, 1998, by and among the Manager, the Trustee and the Interest Holders of the MLMIndex™ Fund (the “Trust”), as amended by that Amendment No. 1 to the Amended and Restated Declaration of Trust and Trust Agreement of the Trust entered into as of March 23, 1999.  Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Trust Agreement.

WHEREAS, it is desired that the first sentence of Section 7.1(e) be amended as provided below;

NOW, THEREFORE, the parties agree as follows and the Manager and the Signing Interest Holders hereby direct the Trustee, pursuant to the Trust Agreement, to execute and deliver this Amendment:

1.            The first sentence of Section 7.1(e) shall be replaced in its entirety to read as follows:

“The Manager may suspend temporarily any redemption if the effect of such redemption, either alone or in conjunction with other redemptions, would be to impair the relevant Series’ ability to operate in pursuit of its objectives; provided, however, that the Manager shall only suspend a redemption pursuant to this Section 7.1(e) if the impairment would be caused by a third party other than the Manager.”

2.            This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles or rules of conflicts of laws);

3.            This Amendment may be executed and delivered in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

MOUNT LUCAS MANAGEMENT CORPORATION, as Manager

By: /s/ Timothy J. Rudderow
Name: Timothy J. Rudderow
Title: President

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee

By: /s/ Wilmington Trust Company
Name: Wilmington Trust Company
Title: Trustee

INTEREST HOLDERS

AMENDMENT NO. 3 TO THE

AMENDED ANDRESTATED

DECLARATION OF TRUST

ANDTRUST AGREEMENT

OF

MLMINDEX™ FUND

This AMENDMENT (“Amendment”) is made and entered into as of the 14th day of June, 2001 by and among MOUNT LUCAS MANAGEMENT CORPORATION, a Delaware corporation, as manager (the “Manager”), WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the “Trustee”) and the Interest Holders whose signatures appear on the execution page hereof and who hold in the aggregate more than 10% of the outstanding Interests of each Series as of the date hereof (exclusive of the Interests of the Manager) (the “Signing Interest Holders”), and is made with reference to, and pursuant to the authority granted by Section 11.1 of that certain Amended and Restated Declaration of Trust and Trust Agreement dated the 31st day of August, 1998, by and among the Manager, the Trustee and the Interest Holders of the MLMIndex™ Fund (the “Trust”), as amended by that Amendment No. 1 to the Amended and Restated Declaration of Trust and Trust Agreement of the Trust entered into as of March 23, 1999and that Amendment No. 2 to the Amended and Restated Declaration of Trust and Trust Agreement of the Trust entered into as of February 2000 (as amended, the “Trust Agreement”).  Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Trust Agreement.

WHEREAS, it is desired that the Trust Agreement be amended as provided below;

NOW, THEREFORE, the parties agree as follows and the Manager and the Signing Interest Holders hereby direct the Trustee, pursuant to the Trust Agreement, to execute and deliver this Amendment:

The definition of Offering Memorandum is amended to read in its entirety as follows:

“Offering Memorandum means with respect to all Series and Classes which are not offered exclusively to Qualified Eligible Persons (as that term is defined in CFTC regulations) the relevant Confidential Offering Memorandum of the Trust, as filed with the CFTC, as amended or supplemented.  With respect to Series and Classes which are offered exclusively to Qualified Eligible Persons, Offering Memorandum means the relevant Confidential Offering Memorandum supplied to the Interest Holders of such Series or Classes, as amended or supplemented.”

The following sentences shall be inserted into Section 3.1(e) after the third sentence in such section:

“The Trust shall issue Interests in a separate Series entitled the “Class C Leveraged Series”.  The Class C Leveraged Series will attempt to replicate the MLM Index™ at a leverage ratio of 3 to 1.”

The following sentence shall be inserted into Section 4.8 after the first sentence in such section:

“The Manager shall receive from the Class C Leveraged Series a management fee at an annual rate of two and five one hundredths percent (2.05%) based upon the Net Asset Value of such Series, determined and paid as of the first day of each calendar month.”

This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles or rules of conflicts of laws);

This Amendment may be executed and delivered in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

MOUNT LUCASMANAGEMENT
CORPORATION, as Manager

By: /s/ Timothy J. Rudderow
Name: Timothy J. Rudderow
Title: President

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee

By: /s/ Wilmington Trust Company
Name: Wilmington Trust Company
Title: Trustee

INTEREST HOLDERS

AMENDMENT NO.  4 TO THE

AMENDED ANDRESTATED

DECLARATION OF TRUST

ANDTRUST AGREEMENT

OF

MLMINDEX™ FUND

This AMENDMENT (“Amendment”) is made and entered into as of the 29th day of April, 2002 by and between MOUNT LUCAS MANAGEMENT CORPORATION, a Delaware corporation, as manager (the “Manager”) and the Interest Holders whose signatures appear on the execution page hereof and who hold in the aggregate more than 10% of the outstanding Interests of each Series as of the date hereof (exclusive of the Interests of the Manager) (the “Signing Interest Holders”), and is made with reference to, and pursuant to the authority granted by Section 11.1 of that certain Amended and Restated Declaration of Trust and Trust Agreement dated the 31st day of August, 1998, by and among the Manager, the Trustee and the Interest Holders of the MLMIndex™ Fund (the “Trust”), as amended by that Amendment No. 1 to the Amended and Restated Declaration of Trust and Trust Agreement of the Trust entered into as of March 23, 1999, that Amendment No. 2 to the Amended and Restated Declaration of Trust and Trust Agreement of the Trust entered into as of February 2000 and that Amendment No. 3 to the Amended and Restated Declaration of Trust and Trust Agreement of the Trust entered into as of June 14, 2001(as amended, the “Trust Agreement”).  Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Trust Agreement.

WHEREAS, it is desired that the Trust Agreement be amended as provided below;

NOW, THEREFORE, the parties agree as follows:

1.           Amendment No. 3 to the Trust Agreement stated that the Trust would issue Interests in a separate Series entitled the “Class C Leveraged Series,” but the actual intention of the parties was that such Interests be issued not in a new Series, but rather in a new Class of the existing Leveraged Series and the parties desire that the Trust Agreement be corrected to reflect that the Class C Interests issued by the Trust pursuant to Amendment No. 3 were Class C Interests in the existing Leveraged Series.  In addition, the parties wish to add a new Class to the existing Unleveraged Series and to provide that the Manager, in its sole discretion, may, from time to time hereafter, cause the Trust to issue additional Interests in then-existing Series and Classes, and to create additional Series and Classes (including additional Classes of existing Series) and issue Interests therein, and such additional Interests, Series and Classes may, in the sole discretion of the Manager, have different rights and obligations and be subject to different fee structures.  Accordingly, Section 3.1(e) shall be deleted in its entirety and replaced with the following:

“The Trust may issue multiple Series of Interests, and shall issue Interests only in designated Series.  Such Series may consist of separate Classes.  The Trust currently has issued Interests only in the Unleveraged Series and the Leveraged Series.  The Unleveraged Series will attempt to replicate the MLM Index™ at a leverage ratio of 1 to 1, and the Leveraged Series shall trade the MLM Index™ at a leverage ratio of 3 to 1.  Within the Unleveraged Series, the Trust has currently issued the following classes of Interests:  Class A-1, Class B-1, Class A and Class B.  Within the Leveraged Series, the Trust has currently issued the following classes of Interests:  Class A-1, Class B-1, Class A, Class B and Class C.  The Trust will issue Class C Interests in the Unleveraged Series.  The Manager, in its sole discretion, may, from time to time hereafter, cause the Trust to (i) issue additional Interests in then-existing Series and Classes, and (ii) create additional Series and Classes (including additional Classes of existing Series) and issue Interests therein.  Such additional Interests, Series and Classes may, in the sole discretion of the Manager, have different rights and obligations and be subject to different fee structures, all of which shall be documented in writing by the Manager.  The Trust will maintain separate and distinct records for each Series and the assets associated with each such Series shall be held and accounted for separately from the other assets of the Trust and of any other Series thereof.  The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and not against the assets of the Trust generally or the assets of any other Series.”

2.           Section 4.8 shall be replaced in its entirety to read as follows:

“The Manager shall receive from the relevant Class of each Series a management fee at an annual rate of one and one-quarter percent (1.25%) for Class A-1 of the Unleveraged Series, one and one-half percent (1.5%) for Class A of the Unleveraged Series, one-quarter percent (.25%) for Class B-1 of the Unleveraged Series, one-half percent (0.5%) for Class B of the Unleveraged Series, one percent (1%) for Class C of the Unleveraged Series, one and sixty five-one hundredths percent (1.65%) for Class A-1 of the Leveraged Series, two and eight-tenths percent (2.80%) for Class A of the Leveraged Series, sixty five-one hundredths percent (0.65%) for Class B-1 of the Leveraged Series, one and three-tenths percent (1.3%) for Class B of the Leveraged Series and two and five one hundredths percent (2.05%) for Class C of the Leveraged Series based upon the Net Asset Value of the relevant Class and Series, determined and paid as of the first day of each calendar month.  The compensation to the Manager applicable to new Series or Classes (including additional Classes of the Unleveraged Series and the Leveraged Series) after May 30, 2002shall be as documented by the Manager in writing.  The Manager shall, in its capacity as an Interest Holder, be entitled to receive allocations and distributions pursuant to the provisions of this Trust Agreement.

3.           This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles or rules of conflicts of laws);

4.           This Amendment may be executed and delivered in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

5.           The parties confirm that this Amendment does not: (i) adversely affect any of the rights, duties or liabilities of the Trustee; (ii) adversely affect the limitations on liability of the Interest Holders as described in Section 8.3 of the Trust Agreement; (iii) adversely affect the status of each Series as a partnership for federal income tax purposes without the consent of any affected Interest Holder; (iv) change any Interest Holder’s share of the profits or losses of a Series without the consent of such Interest Holder; (v) extend the duration of the Trust and each Series; or (vi) change the provisions of Section 11.1 of the Trust Agreement.  The parties also confirm that the adoption of this Amendment (a) is for the benefit of, or not adverse to, the interests of the existing Interest Holders which have not consented to the Amendment, (b) is consistent with Section 4.1 of the Trust Agreement, and (c) does not affect the allocation of profits and losses among the Interest Holders or between the other Interest Holders and the Manager.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

MOUNT LUCASMANAGEMENT
CORPORATION, as Manager

By: /s/ Timothy J. Rudderow
Name: Timothy J. Rudderow
Title: President

INTEREST HOLDERS:

Interest Holders of each relevant Series owning more than 10% of outstanding Interests (exclusive of the Interests of the Manager) of each relevant Series pursuant to Powers of Attorney executed in favor of, and delivered to, the Manager.

MOUNT LUCASMANAGEMENT
CORPORATION

By: /s/ Timothy J. Rudderow
Name: Timothy J. Rudderow
Title: President

AMENDMENT 5 TO THE AMENDED AND RESTATED

DECLARATION OF TRUST ANDTRUST AGREEMENT

OF

MLMINDEX™ FUND

This AMENDMENT (“Amendment”) is made and entered into as of the 26th day of February, 2004 with reference to, and pursuant to the authority granted by Section 11.1 of that certain Amended and Restated Declaration of Trust and Trust Agreement dated the 31st day of August, 1998, by and among the Manager, the Trustee and the Interest Holders of the MLMIndex™ Fund (the “Trust”), as amended by that Amendment No. 1 to the Amended and Restated Declaration of Trust and Trust Agreement of the Trust entered into as of March 23, 1999, that Amendment No. 2 to the Amended and Restated Declaration of Trust and Trust Agreement of the Trust entered into as of February 2000, that Amendment No. 3 to the Amended and Restated Declaration of Trust and Trust Agreement of the Trust entered into as of June 14, 2001and that that Amendment No. 4 to the Amended and Restated Declaration of Trust and Trust Agreement of the Trust entered into as of April 29, 2002(as amended, the “Trust Agreement”).  Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Trust Agreement.

WHEREAS, it is desired that the Trust Agreement be amended as provided below;

NOW, THEREFORE:

1.	The name of the Enhanced Series is hereby changed to the Leveraged Series and every reference to the Enhanced Series in the Trust Agreement shall be amended to be a reference to the Leveraged Series

2.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles or rules of conflicts of laws);

3.	This Amendment may be executed and delivered in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

4.
The Manager confirms that this Amendment does not: (i) adversely affect any of the rights, duties or liabilities of the Trustee; (ii) adversely affect the limitations on liability of the Interest Holders as described in Section 8.3 of the Trust Agreement; (iii) adversely affect the status of each Series as a partnership for federal income tax purposes without the consent of any affected Interest Holder; (iv) change any Interest Holder’s share of the profits or losses of a Series without the consent of such Interest Holder; (v) extend the duration of the Trust and each Series; or (vi) change the provisions of Section 11.1 of the Trust Agreement.  The parties also confirm that the adoption of this Amendment (a) is for the benefit of, or not adverse to, the interests of the existing Interest Holders which have not consented to the Amendment, (b) is consistent with Section 4.1 of the Trust Agreement, and (c) does not affect the allocation of profits and losses among the Interest Holders or between the other Interest Holders and the Manager.

IN WITNESS WHEREOF, the Manager has caused this Amendment to be duly executed by its respective officer hereunto duly authorized, as of the day and year first above written.

MOUNT LUCAS MANAGEMENT CORPORATION, as Manager

By:	/s/ Timothy J. Rudderow
Name:	Timothy J. Rudderow
Title:	President

AMENDMENT NO. 6 TO THE

AMENDED ANDRESTATED

DECLARATION OF TRUST

ANDTRUST AGREEMENT

OF

MLMINDEX™ FUND

This AMENDMENT (“Amendment”) is made and entered into as of the __th day of November, 2004 by and between MOUNT LUCAS MANAGEMENT CORPORATION, a Delaware corporation, as manager (the “Manager”) and the Interest Holders whose signatures appear on the execution page hereof and who hold in the aggregate more than 10% of the outstanding Class C Interests of each Series as of the date hereof (exclusive of the Interests of the Manager) (the “Signing Interest Holders”), and is made with reference to, and pursuant to the authority granted by Section 11.1 of that certain Amended and Restated Declaration of Trust and Trust Agreement dated the 31st day of August, 1998, by and among the Manager, the Trustee and the Interest Holders of the MLMIndex™ Fund (the “Trust”), as amended by that Amendment No. 1 to the Amended and Restated Declaration of Trust and Trust Agreement of the Trust entered into as of March 23, 1999, that Amendment No. 2 to the Amended and Restated Declaration of Trust and Trust Agreement of the Trust entered into as of February 2000, that Amendment No. 3 to the Amended and Restated Declaration of Trust and Trust Agreement of the Trust entered into as of June 14, 2001, and that that Amendment No. 4 to the Amended and Restated Declaration of Trust and Trust Agreement of the Trust entered into as of April 29, 2002and that Amendment No. 5 to the Amended and Restated Declaration of Trust and Trust Agreement of the Trust entered into as of February 26, 2004(as amended, the “Trust Agreement”) (as amended, the “Trust Agreement”).  Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Trust Agreement.

WHEREAS, it is desired that the Trust Agreement be amended as provided below;

NOW, THEREFORE, the parties agree as follows:

1.           The Manager and the Signing Interest Holders desire to amend the Trust Agreement with respect to the Class C Interests of each Series to provide for a new fee structure with respect to the Class C Interests and to allow the Manager to change the fee structure with respect to the Class C Interests upon notice to the Class C Interest Holders and the opportunity to redeem the Class C Interests prior to the fee change occurring.

2.           With respect to the Class C Interests Section 4.8 of the Trust Agreement is amended to provide that the Manager shall receive a management fee at an annual rate of ninety one hundredths percent (0.90%) for Class C of the Unleveraged Series  and one and seventy hundredths percent (1.70%) for Class C of the Leveraged Series.

3.           The Signing Interest Holders hereby agree that the Manager may alter the fee structure relating to the Class C Interests, including altering the amount of any administrative fees, management fees, brokerage fees or other fees charged to the Class C Interests without obtaining the consent of the Class C Interest Holders; provided, however, that the Manager shall not implement any alteration to the fee structure of the Class C Interests without first providing notice to the Class C Interest Holders of such alteration and providing the Class C Interest Holders with the opportunity to redeem their Class C Interests prior to the fee alteration being implemented.

4.           This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles or rules of conflicts of laws);

5.           This Amendment may be executed and delivered in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

6.           The parties confirm that this Amendment does not: (i) adversely affect any of the rights, duties or liabilities of the Trustee; (ii) adversely affect the limitations on liability of the Interest Holders as described in Section 8.3 of the Trust Agreement; (iii) adversely affect the status of each Series as a partnership for federal income tax purposes without the consent of any affected Interest Holder; (iv) change any Interest Holder’s share of the profits or losses of a Series without the consent of such Interest Holder; (v) extend the duration of the Trust and each Series; or (vi) change the provisions of Section 11.1 of the Trust Agreement.  The parties also confirm that the adoption of this Amendment (a) is for the benefit of, or not adverse to, the interests of the existing Interest Holders which have not consented to the Amendment, (b) is consistent with Section 4.1 of the Trust Agreement, and (c) does not affect the allocation of profits and losses among the Interest Holders or between the other Interest Holders and the Manager.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

MOUNT LUCASMANAGEMENT
CORPORATION, as Manager

By: /s/ Timothy J. Rudderow
Name: Timothy J. Rudderow
Title: President

INTEREST HOLDERS:

Interest Holders of each relevant Series owning more than 10% of outstanding Class C Interests (exclusive of the Interests of the Manager) of each relevant Series pursuant to Powers of Attorney executed in favor of, and delivered to, the Manager.

MOUNT LUCAS MANAGEMENT
CORPORATION

By: /s/ Timothy J. Rudderow
Name: Timothy J. Rudderow
Title: President